UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 05, 2023

Amtech Systems, Inc.

(Exact name of Registrant as Specified in Its Charter)

Arizona	000-11412	86-0411215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

131 S. Clark Drive
Tempe, Arizona		85288
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 967-5146

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASYS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

At September 30, 2023, Amtech Systems, Inc. (the “Registrant” or the “Company”) was not in compliance with the Debt to EBITDA and Fixed Charge Coverage Ratio financial covenants under the Company’s Loan and Security Agreement with UMB Bank, N.A. (the “Lender”) dated as of January 17, 2023 (the “Loan Agreement”). On December 5, 2023, the Company entered into a Forbearance & Modification Agreement (the “Forbearance Agreement”) with the Lender pursuant to which the Lender agreed to forbear from exercising the rights and remedies available to it as a result of such default. The Company will be operating under the terms of such Forbearance Agreement through January 17, 2025.

The Forbearance Agreement amends the Loan Agreement to, among other things:

•
Increase the availability under the revolving line of credit from $8.0 million to $14.0 million (the "Revolver");
•
Extend the maturity date of the Revolver one year to January 17, 2025;
•
Reduce the term loan commitment from $12.0 million to $4,423,200 (the “Term Loan”);
•
Extend the Term Loan maturity date from January 17, 2028 to January 17, 2029;
•
Reduce the Term Loan monthly payments from $235,204 to $73,720; and
•
Replace the current rate of interest for both the Revolver and the Term Loan with a floating per annum rate of interest equal to the Prime Rate, adjusted daily, plus the Applicable Margin (as such terms are defined in the Loan Agreement).

With respect to the financial covenants under the original Loan Agreement, the following changes were made:

•
The Debt to EBIDTA financial covenant was replaced with the following Minimum EBITDA covenant: maintaining, on a consolidated basis, a minimum consolidated EBITDA for the fiscal quarter ending December 31, 2023 through the twelve-month period ending September 30, 2024, based on a building four quarters (as described in the Loan Agreement); and
•
The compliance period for the Fixed Charge Coverage Ratio covenant was deferred to the fiscal year ending September 30, 2024, and is based on the following; a ratio of (a) the total for such fiscal year of EBITDAR minus the sum of all income taxes paid in cash plus cash dividends/distributions plus maintenance Capital Expenditures plus management fees paid in cash, to (b) the sum for such fiscal quarter of (1) Interest Charges (as defined in the Loan Agreement) plus (2) required payments of principal on Debt (as defined in the Loan Agreement) (including the Term Loan, but excluding the Revolver) plus (3) operating lease/rent expense, of not less than 1.30 to 1.00 based on a trailing four (4) quarter basis.

Capitalized terms used in this Form 8-K have the meanings assigned to such terms in the Loan Agreement, unless otherwise defined herein.

The foregoing description of the Forbearance Agreement and amended Loan Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which we expect to file as exhibits to our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMTECH SYSTEMS, INC.

Date:	December 11, 2023	By:	/s/ Lisa D. Gibbs
Name: Lisa D. Gibbs Title: Vice President and Chief Financial Officer